UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2023

ZERIFY, INC.

Wyoming	000-55012	22-3827597
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1090 King Georges Post Road, Suite 603, Edison, NJ	08837
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 661 9641

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	SFORPinkSheets	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

As used in this report, the terms “Company,” “our company,” “us,” “Zerify” “we” and “our” refer to Zerify , Inc. unless the context requires otherwise.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of the Stockholders of Zerify, Inc (the “Company”), held by written consent on January 20, 2023, the stockholders of the Company approved each of the proposals set forth below. (Note that the voting results include both the common stock votes and the preferred stock votes [the preferred stock are provided votes equivalent of 80% of the aggregate voting shares which approved the actions]).

Proposal 1

To elect the following individuals as directors of the Company, each to serve a term of one year or until his or her successor is duly elected or appointed:

	Number of Shares
	Votes For	Votes Withheld
Mark L. Kay	8,495,540,576
Ramarao Pemmaraju	8,495,540,576
George Waller	8,495,540,576

Proposal 2

To ratify the appointment of Weinberg and Company, P.A., as the Company’s independent registered public accounting firm:

Number of Shares
Votes For	Votes Against	Abstain
8,495,540,576

Proposal 3

To approve an advisory vote on executive compensation:

Number of Shares
Votes For	Votes Against	Abstain
8,495,540,576

Proposal 4

To ratify the 2022 Omnibus Equity Compensation Plan:

Number of Shares
Votes For	Votes Against	Abstain
8,495,540,576

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZERIFY, INC. (Registrant)

Dated: January 26, 2023	By:	/s/ Mark L. Kay
Mark L. Kay
Chief Executive Officer

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